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EXHIBIT 11

                            NORSTAN, INC. AND SUBSIDIARIES

                STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                       (In thousands, except per share amounts)


                                                         THREE MONTHS ENDED
                                                     ------------------------
                                                       AUGUST 2,    AUGUST 3,
                                                         1997         1996
                                                     -----------   ----------
PRIMARY EARNINGS PER SHARE -

Weighted average number of
  common shares outstanding                                9,456        8,816

Effect of:
    1995 Long-Term Incentive Plan                             41            -
    1986 Long-Term Incentive Plan                             88          381
    Restated Non-Employee Directors'
     Stock Plan                                               14          114
    Employee Stock Purchase Plan                               -           12
                                                     -----------   ----------
Shares outstanding used to compute
  primary earnings per share                               9,599        9,323
                                                     -----------   ----------
                                                     -----------   ----------

Net income                                              $  1,996     $  1,692
                                                     -----------   ----------
                                                     -----------   ----------

Primary earnings per share                                $  .21       $  .18
                                                     -----------   ----------
                                                     -----------   ----------

FULLY DILUTED EARNINGS PER SHARE -

Weighted average number of shares
  used for primary earnings per share                      9,599        9,323

Effect of:
    1995 Long-Term Incentive Plan                             35            -
    1986 Long-Term Incentive Plan                             12            -
    Restated Non-Employee Directors'
     Stock Plan                                                2            -
    Employee Stock Purchase Plan                               4            -
                                                     -----------   ----------

Shares outstanding used to compute
  fully diluted earnings per share                         9,652        9,323
                                                     -----------   ----------
                                                     -----------   ----------

Net income                                              $  1,996     $  1,692
                                                     -----------   ----------
                                                     -----------   ----------

FULLY DILUTED EARNINGS PER SHARE                          $  .21       $  .18
                                                     -----------   ----------
                                                     -----------   ----------